UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2024

HIMS & HERS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38986	98-1482650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2269 Chestnut Street, #523

San Francisco, CA 94123

(Address of principal executive offices)

(415) 851-0195

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	HIMS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On September 9, 2024, Hims & Hers Health, Inc. (the “Company”) filed a prospectus supplement dated September 9, 2024 (the “Prospectus Supplement”), which forms part of the Company’s automatic “shelf” Registration Statement on Form S-3 (File No. 333-282008), which was filed on September 9, 2024 with the Securities and Exchange Commission. The Prospectus Supplement supplements the base prospectus contained in the Registration Statement, and was filed to register 976,341 shares of the Company’s Class A common stock (the “Resale Shares”) issued to Nivagen Pharmaceuticals, Inc. (“Nivagen”) in connection with the acquisition by the Company (the “Medisource Acquisition”) of 100% of the membership interests of Seaview Enterprises LLC (d/b/a MedisourceRx) (“Medisource”) pursuant to the purchase agreement dated July 5, 2024, by and among the Company, Nivagen, and Medisource (the “Purchase Agreement”). The Medisource Acquisition closed on September 5, 2024.

The offering of the Resale Shares was made pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”). The Prospectus Supplement was filed in accordance with the Purchase Agreement.

A copy of the opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian LLP relating to the legality of the Resale Shares is filed herewith as Exhibit 5.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

5.1	Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian LLP

23.1	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIMS & HERS HEALTH, INC.

Date: September 9, 2024	By:	/s/ Andrew Dudum
Andrew Dudum
Chief Executive Officer